   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 26, 1996

                                                     REGISTRATION NO. 333-391-01
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                  ON FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933*

                               JOHNSON & JOHNSON
             (Exact name of Registrant as specified in its charter)

                  NEW JERSEY                                    22-1024240
(State or other jurisdiction of incorporation      (I.R.S. Employer Identification No.)
                or organization)
         ONE JOHNSON & JOHNSON PLAZA                              08933
          NEW BRUNSWICK, NEW JERSEY                             (Zip Code)
   (Address of Principal Executive Offices)

             THE CORDIS CORPORATION NON-QUALIFIED STOCK OPTION PLAN

        THE CORDIS CORPORATION DIRECTOR NON-QUALIFIED STOCK OPTION PLAN

                 THE WEBSTER LABORATORIES, INC. 1992 STOCK PLAN
                           (Full title of the plans)

                             JOSEPH S. ORBAN, ESQ.
                          ONE JOHNSON & JOHNSON PLAZA
                        NEW BRUNSWICK, NEW JERSEY 08933
                                 (908) 524-0400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                            ROBERT A. KINDLER, ESQ.
                            CRAVATH, SWAINE & MOORE
                                WORLDWIDE PLAZA
                               825 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10019
                                 (212) 474-1000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF SECURITIES PURSUANT TO THE PLANS: Promptly after the filing of this Post-Effective Amendment.

     * Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration Statement pursuant to the procedure described herein. See "INTRODUCTORY STATEMENT".
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

                             INTRODUCTORY STATEMENT

     Johnson & Johnson ("J&J") hereby amends its Registration Statement on Form S-4 (No. 333-391)(the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") relating to the sale of up to 1,161,132 shares of the Common Stock, par value $1.00 per share, of J&J ("J&J Common Stock") issuable upon the exercise of stock options granted under The Cordis Corporation Non-Qualified Stock Option Plan, The Cordis Corporation Director Non-Qualified Stock Option Plan and The Webster Laboratories, Inc. 1992 Stock Plan (the "Plans").

     On February 23, 1996, JNJ Merger Corp., a Florida corporation and a wholly-owned subsidiary of J&J, was merged with and into Cordis Corporation, a Florida corporation ("Cordis"). As a result of such merger (the "Merger"), Cordis became a wholly-owned subsidiary of J&J and each outstanding share (other than shares owned by J&J, Cordis or any subsidiary of J&J) of Common Stock, par value $1.00 per share, of Cordis ("Cordis Common Stock") has been converted into
1.1292 shares of J&J Common Stock. In addition, each outstanding option issued pursuant to the Plans will no longer be exercisable for shares of Cordis Common Stock, but instead, will constitute an option to acquire, on substantially the same terms and conditions as were applicable under such option, shares of J&J Common Stock.

     The designation of the Post-Effective Amendment as Registration No. 333-391-01 denotes that the Post-Effective Amendment relates only to the shares of J&J Common Stock issuable on the exercise of stock options under the Plans and that this is the first Post-Effective Amendment to the Form S-4 filed with respect to such shares.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by J&J with the Securities and Exchange Commission are incorporated herein by reference:

     (a) J&J's Annual Report on Form 10-K for the fiscal year ended January 1, 1995 and J&J's Form 10-K/A relating to the year ended January 1, 1995;

     (b) J&J's Quarterly Reports on Form 10-Q for the quarterly periods ended April 2, 1995, July 2, 1995, and October 1, 1995, and the description of J&J's Common Stock set forth in J&J's Registration Statements filed pursuant to Section 12 of the Exchange Act and any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the issuance of the J&J Common Stock being registered hereby has been passed upon for J&J by Joseph S. Orban, Esq., Associate General Counsel of J&J. Mr. Orban is paid a salary by J&J, is a participant in various employee benefit plans offered to employees of J&J generally and owns and has options to purchase shares of J&J Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

     The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

     The Registrant's Restated Certificate of Incorporation provides that, to the full extent that the laws of the State of New Jersey permit the limitation or elimination of the liability of directors and officers, no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for damages for breach of any duty owed to the Registrant or its stockholders.

     The By-laws of the Registrant provide that, to the full extent permitted by the laws of the State of New Jersey, the Registrant shall indemnify any person (an "Indemnitee") who was or is involved in any manner

(including, without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Registrant to procure a judgment in its favor) (a "Proceeding"), or who is threatened with being so involved, by reason of the fact that he or she is or was a director or officer of the Registrant or, while serving as a director or officer of the Registrant, is or was at the request of the Registrant also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding, provided that, there shall be no indemnification hereunder with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the Registrant has given its prior consent to such settlement or disposition. The right of indemnification created by the By-laws shall be a contract right enforceable by an Indemnitee against the Registrant, and it shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled. These provisions of the By-laws shall inure to the benefit of the heirs and legal representatives of an Indemnitee and shall be applicable to Proceedings commenced or continuing after the adoption of the By-laws, whether arising from acts or omissions occurring before or after such adoption. No amendment, alteration, change, addition or repeal of or to the By-laws shall deprive any Indemnitee of any rights under the By-laws with respect to any act or omission of such Indemnitee occurring prior to such amendment, alteration, change, addition or repeal.

     The Registrant enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the Registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the NJBCA, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the Registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending, or completed claim, action, suit, or proceeding by reason of the fact that they were, are, shall be, or shall have been a director or officer of the Registrant, or are or were serving, shall serve, or shall have served, at the request of the Registrant, as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

  4.1  Restated Certificate of Incorporation of the Registrant (incorporated by reference to
       Registrant's Form 10-K Annual Report for the year ended January 3, 1993).
  4.2  By-laws of the Registrant (incorporated by reference to Registrant's Form 10-K Annual
       Report for the year ended January 3, 1993).
  4.3  Certificate of Amendment to the Restated Certificate of Incorporation of the
       Registrant dated April 23, 1992 (incorporated by reference to Registrant's Form 10-K
       Annual Report for the year ended January 3, 1993).
  4.4  The Cordis Corporation Non-Qualified Stock Option Plan.
  4.5  The Cordis Corporation Director Non-Qualified Stock Option Plan.
  4.6  The Webster Laboratories, Inc. 1992 Stock Plan.
   5.  Opinion of Joseph S. Orban, Esq.
 23.1  Consent of Coopers & Lybrand L.L.P.
 23.2  Consent of Joseph S. Orban (included in Exhibit 5).
 24.*  Power of Attorney.

---------------
* Previously filed.

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof;

     (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (e) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brunswick and State of New Jersey, on the 26th day of February, 1996.

                                          JOHNSON & JOHNSON

                                          By:      /s/  GEORGE S. FRAZZA

                                            ------------------------------------
                                            Name:  George S. Frazza
                                            Title:    Vice President and General
                                              Counsel

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                TITLE                      DATE
------------------------------------------    ---------------------------    ------------------
                    *                         Chairman, Board of             February 26, 1996
------------------------------------------      Directors and Chief
              (R.S. Larsen)                     Executive Officer and
                                                Director (Principal
                                                Executive Officer)
                    *                         Vice President, Finance and    February 26, 1996
------------------------------------------      Director (Principal
              (C.H. Johnson)                    Financial Officer)
                    *                         Controller                     February 26, 1996
------------------------------------------
              (J.H. Heisen)
                    *                         Director                       February 26, 1996
------------------------------------------
               (J.W. Black)
                    *                         Director                       February 26, 1996
------------------------------------------
              (G.N. Burrow)
                    *                         Director                       February 26, 1996
------------------------------------------
              (J.G. Cooney)
                    *                         Director                       February 26, 1996
------------------------------------------
              (J.G. Cullen)
                    *                         Director                       February 26, 1996
------------------------------------------
              (P.M. Hawley)
                    *                         Director                       February 26, 1996
------------------------------------------
              (A.D. Jordan)

                SIGNATURE                                TITLE                      DATE
------------------------------------------    ---------------------------    ------------------
                    *                         Director                       February 26, 1996
------------------------------------------
              (A.G. Langbo)
                    *                         Director                       February 26, 1996
------------------------------------------
               (J.S. Mayo)
                    *                         Director                       February 26, 1996
------------------------------------------
              (T.S. Murphy)
                    *                         Director                       February 26, 1996
------------------------------------------
               (P.J. Rizzo)
                    *                         Director                       February 26, 1996
------------------------------------------
              (M.F. Singer)
                    *                         Director                       February 26, 1996
------------------------------------------
               (R.B. Smith)
                    *                         Director                       February 26, 1996
------------------------------------------
              (R.N. Wilson)
        *By:        /s/  JOSEPH S.
                   ORBAN
------------------------------------------
             Joseph S. Orban
            (Attorney-in-Fact)

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                       DESCRIPTION
------   ------------------------------------------------------------------------------------
  4.1    Restated Certificate of Incorporation of the Registrant (incorporated by reference to Registrant's Form 10-K Annual Report for the year ended January 3, 1993).
  4.2    By-laws of the Registrant (incorporated by reference to Registrant's Form 10-K
         Annual Report for the year ended January 3, 1993).
  4.3    Certificate of Amendment to the Restated Certificate of Incorporation of the
         Registrant dated April 23, 1992 (incorporated by reference to Registrant's Form 10-K
         Annual Report for the year ended January 3, 1993).
  4.4    The Cordis Corporation Non-Qualified Stock Option Plan.
  4.5    The Cordis Corporation Director Non-Qualified Stock Option Plan.
  4.6    The Webster Laboratories, Inc. 1992 Stock Plan.
  5.     Opinion of Joseph S. Orban, Esq.
 23.1    Consent of Coopers & Lybrand L.L.P.
 23.2    Consent of Joseph S. Orban (included in Exhibit 5).
 24.*    Power of Attorney.

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* Previously filed.